SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                   -----------


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JULY 31, 2002


                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)















ITEM  5.  OTHER  EVENTS
      On  July  31,  2002,  Vermont  Yankee  Nuclear Power Corporation ("Vermont
Yankee") announced that the sale of its nuclear power plant to Entergy Nuclear Vermont Yankee ("Entergy") has been completed. Green Mountain Power Corporation (the "Company", NYSE:GMP) owns approximately 19 percent of the common stock of Vermont Yankee. In addition to the sale of the generating plant, the transaction calls for Entergy to provide 20 percent of the plant output to Green Mountain Power through 2012, which represents approximately 35 percent of the Company's energy requirements.

     The benefits to Green Mountain Power of the plant sale and power contract with Entergy include:
     Vermont Yankee receives cash approximately equal to the book value of the plant assets, removing the potential for stranded costs associated with the plant.
     Vermont Yankee and its owners will no longer bear operating risks associated with running the plant.
     Vermont Yankee and its owners will no longer bear the risks associated with the eventual decommissioning of the plant.
     Prices under the power contract with Entergy range from $39 to $45 per megawatt-hour, substantially lower than the forecasted cost of continued ownership and operation by Vermont Yankee.
     The power contract with Entergy calls for a downward adjustment in the price if market prices for electricity fall by defined amounts beginning no later than November 2005. If market prices rise, however, the contract prices are not adjusted upward.

     The following press release issued by Vermont Yankee is provided for more information.

     Vermont Yankee Nuclear Power Corporation today completed the sale of its assets to Entergy Nuclear Vermont Yankee.
     With the electronic transfer of funds and the filing of a warranty deed at the opening of business Wednesday morning, the Vermont Yankee assets, including the nuclear power plant in Vernon and a training center and corporate office in Brattleboro, officially transferred to Entergy Nuclear.
     "I am very pleased to put our facilities in the capable hands of Entergy, while gaining substantial benefits for consumers," Vermont Yankee Chairman Robert Young said. "The sale will save consumers an estimated $263 million to $383 million over the remaining 10 years of the plant's operating license, and will reduce their exposure to the financial risks of decommissioning and operating the plant."
     Vermont Yankee President and CEO Ross Barkhurst, who stepped down from these positions effective with the sale closing, praised the Vermont Yankee workers.
     "The VY team steadfastly maintained their focus on safety and process improvements throughout the lengthy regulatory approval process," he said. "They have not only operated the plant safely, they have set records for efficient operation during the past two years. These folks are the best. We expect they will have a good future working for Entergy. With Entergy's expertise, resources and commitment to nuclear generation, the plant is well positioned to continue reliably serving New England customers and to building on its exemplary safety and performance record."
     The sale came about through Entergy's successful bid in an auction conducted by the JPMorgan firm in 2001. The auction attracted nationwide participation by nuclear generating utilities and fully maximized the value of the plant.
     Vermont Yankee Nuclear Power Corporation will remain in business as a Brattleboro-based three-person team that will implement the power purchase contracts among the former utility owners of the plant and Entergy. The company president will be Bruce Wiggett, who served as VY's chief financial officer prior to the closing.
     Vermont Yankee Nuclear Power Corporation is owned by Central Vermont Public Service Corp. (35%); Green Mountain Power Corp. (19%); New England Power Company (22.5%); Connecticut Light and Power Co. (9.5%); Central Maine Power Co. (4.0%); Public Service Company of New Hampshire (4.0%); Cambridge Electric Light Co. (2.5%) and Western Massachusetts Electric Co. (2.5%).

     For further information, contact Stephen C. Terry, Senior Vice President of Corporate and Legal Affairs, (802) 655-8408, or Dorothy Schnure, Manager of Corporate Communications, (802) 655-8418.

Item  7.  Financial  Statements,  Pro  Forma Financial Information and Exhibits.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant
DATED:  July  31,  2002               By:/s/ROBERT  J.  GRIFFIN
                                      -------------------------
ROBERT  J.  GRIFFIN,  CONTROLLER  AND  TREASURER

 DATED:  July  31,  2002               By:/s/ROBERT  J.  GRIFFIN
                                       -------------------------
                              ROBERT J. GRIFFIN, CONTROLLER AND TREASURER (AS PRINCIPAL FINANCIAL OFFICER)




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